Exhibit 99.1

2017 third quarter results	August 8, 2017
Press release

Press Release

Nuance Announces Third Quarter 2017 Results

Delivers Strong Q3 17 Net New Bookings, Recurring Revenue,
and Cash Flow from Operations

BURLINGTON, Mass., August 8, 2017 - Nuance Communications, Inc. (NASDAQ: NUAN) today announced financial results for its third quarter fiscal 2017, ended June 30, 2017.

The Company reported strong net new bookings, recurring revenue, cash flow from operations (CFFO), and overall solid third quarter performance. In particular, Nuance saw continued strength in Enterprise omni-channel offerings, Dragon Medical cloud, voice biometrics solutions, and the company’s automotive business. This performance was notable in light of the previously disclosed June 27, 2017 global malware incident that led to a disruption of the company’s worldwide operations, including its sales and order fulfillment operations, most significantly in its healthcare transcription and imaging businesses.

Absent the business disruption from this incident on Nuance’s third quarter 2017 performance, the company would have reported its second consecutive quarter of non-GAAP organic revenue growth in Q3 17. The company is including certain pro forma results in this press release, along with reported GAAP and non-GAAP results, to show expected performance had the malware incident not occurred.

Third Quarter of Fiscal 2017 Performance

Nuance reported GAAP revenue of $486.2 million for the third quarter, compared to $477.9 million a year ago. Third quarter non‑GAAP revenue was $495.6 million, which includes revenue lost to accounting treatment in conjunction with acquisitions, compared to $484.9 million in the third quarter of fiscal 2016. Total recurring revenue for the third quarter represented 73% of total GAAP revenue. On a non-GAAP basis, total recurring revenue represented 73% of- total non-GAAP revenue, compared to 71% a year ago. Nuance reported net new bookings for the third quarter of $438.5 million, up 21% from $362.9 million a year ago.

Nuance reported GAAP net loss of $(27.8) million for the third quarter, or $(0.10) per share, compared to GAAP net loss of $(11.8) million, or $(0.04) per share, in the third quarter of fiscal 2016. Non-GAAP net income was $79.2 million, or $0.27 per diluted share, down from non-GAAP net income of $83.3 million, or $0.30 per diluted share, in the third quarter of fiscal 2016. Nuance’s GAAP operating margin for the quarter was 2.9%, down from 6.0% in the third quarter of fiscal 2016. Third quarter non‑GAAP operating margin was 27.0%, down from 27.2% in the third quarter of fiscal 2016. Cash flow from operations was $132.0 million in the third quarter of fiscal 2017, up from $125.9 million in the third quarter of fiscal 2016.

The company estimates that, had the malware incident not occurred, third-quarter GAAP revenues on a pro forma basis would have been $501.6 million and non-GAAP revenues on a pro forma basis would have been $511.0 million. The company estimates fiscal third quarter GAAP earnings per share on a pro forma basis would have been $(0.04) and non-GAAP earnings per share on a pro forma basis would have been $0.30.

“Despite the malware incident, Nuance delivered its fourth consecutive quarter of year-over-year improvement in net new bookings, recurring revenue, cash flow from operations, and hosting and cloud revenues,” said Dan Tempesta, Nuance’s CFO. “We expect demand for our vertical and consumer solutions to gain additional traction as our customers seek to leverage AI to enhance user experiences, automate business processes, and drive improvements to their bottom line.”

© 2017 Nuance Communications, Inc. All rights reserved.

2017 third quarter results	August 8, 2017
Press release

Update on Malware Incident
As previously reported, on June 27, 2017 Nuance was victim of the sophisticated NotPetya malware incident that affected thousands of companies globally. The malware affected certain Nuance systems, including systems used by its healthcare customers, primarily for transcription services, as well as systems used by its Imaging division to receive and process orders. Nuance has made progress in its restoration efforts for customer-facing systems. In Healthcare, the Company has systematically brought hospitals back online and, as of today, has restored functionality for substantially all of its clients for its flagship eScription LH transcription platform. Within Imaging, licensing and activation systems for customers and partners were restored in July.

Guidance and Business Outlook
For a full discussion on Nuance’s guidance and business outlook, please see page 12 of the Company’s Prepared Remarks document available at http://www.nuance.com/earnings-results/

Please refer to the “Discussion of Non-GAAP Financial Measures,” “GAAP to Non-GAAP Reconciliations,” and “Pro Forma Financial Measures” included elsewhere in this release, for more information regarding the company’s use of non-GAAP and pro forma measures.

Conference Call and Prepared Remarks
Nuance is providing a copy of prepared remarks in combination with its press release. These remarks are offered to provide shareholders and analysts with additional time and detail for analyzing results in advance of the company’s quarterly conference call. The remarks will be available at http://www.nuance.com/earnings-results/ in conjunction with the press release.

Nuance will host an investor conference call today that will begin at 5:00 p.m. ET and will include only brief comments followed by questions and answers. To access the live broadcast, please visit the Investor Relations section of Nuance’s website at http://investors.nuance.com. The call can also be heard by dialing 800-230-1092 or 612-234-9959 at least five minutes prior to the call and referencing code 426362. A replay will be available within 24 hours of the announcement by dialing 800-475-6701 or 320-365-3844 and using the access code 426362.

About Nuance Communications, Inc.
Nuance Communications, Inc. (NASDAQ: NUAN) is a leading provider of voice and language solutions for businesses and consumers around the world.  Its technologies, applications and services make the user experience more compelling by transforming the way people interact with devices and systems. Every day, millions of users and thousands of businesses experience Nuance’s proven applications. For more information, please visit www.nuance.com.

Trademark reference: Nuance and the Nuance logo are registered trademarks or trademarks of Nuance Communications, Inc. or its affiliates in the United States and/or other countries. All other trademarks referenced herein are the property of their respective owners.

Definitions of Bookings and Net New Bookings
Bookings represent the estimated gross revenue value of transactions at the time of contract execution, except for maintenance and support offerings. For fixed price contracts, the bookings value represents the gross total contract value.  For contracts where revenue is based on transaction volume, the bookings value represents the contract price multiplied by the estimated future transaction volume during the contract term, whether or not such transaction volumes are guaranteed under a minimum commitment clause. Actual results could be different than our initial estimates. The maintenance and support bookings value represents the amounts billed in the period the customer is invoiced. Because of the inherent estimates required to determine bookings and the fact that the actual resultant

© 2017 Nuance Communications, Inc. All rights reserved.

2017 third quarter results	August 8, 2017
Press release

revenue may differ from our initial bookings estimates, we consider bookings one indicator of potential future revenue and not as an arithmetic measure of backlog.

Net new bookings represents the estimated revenue value at the time of contract execution from new contractual arrangements or the estimated revenue value incremental to the portion of value that will be renewed under pre-existing arrangements. Constant currency for net new bookings is calculated using current period net new bookings denominated in currencies other than United States dollars, converted into United States dollars using the average exchange rate for those currencies from the prior year period rather than the actual exchange rate in effect during the current period.

Safe Harbor and Forward-Looking Statements
Statements in this document regarding future performance and our management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” or “estimates” or similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including but not limited to: fluctuations in demand for our existing and future products; further unanticipated costs resulting from the malware incident including potential costs associated with litigation or governmental investigations that may result from the incident; changes to economic conditions in the United States and internationally; fluctuating currency rates, our ability to control and successfully manage our expenses and cash position; our ability to execute our formal transformation program to reduce costs and optimize processes; the effects of competition, including pricing pressure; possible quality issues in our products and technologies; our ability to successfully integrate operations and employees of acquired businesses; the conversion rate of bookings into revenue; the ability to realize anticipated synergies from acquired businesses; and the other factors described in our annual report on Form 10-K for the fiscal year ended September 30, 2016 and in our quarterly report on Form 10-Q. We disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this document.

Discussion of Non-GAAP Financial Measures
We utilize a number of different financial measures, both Generally Accepted Accounting Principles (“GAAP”) and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions and for forecasting and planning for future periods. Our annual financial plan is prepared both on a GAAP and non-GAAP basis, and the non-GAAP annual financial plan is approved by our board of directors. Continuous budgeting and forecasting for revenue and expenses are conducted on a consistent non-GAAP basis (in addition to GAAP) and actual results on a non-GAAP basis are assessed against the non-GAAP annual financial plan. The board of directors and management utilize these non-GAAP measures and results (in addition to the GAAP results) to determine our allocation of resources. In addition and as a consequence of the importance of these measures in managing the business, we use non-GAAP measures and results in the evaluation process to establish management’s compensation. For example, our annual bonus program payments are based upon the achievement of consolidated non-GAAP revenue and consolidated non-GAAP earnings per share financial targets. We consider the use of non-GAAP revenue helpful in understanding the performance of our business, as it excludes the purchase accounting impact on acquired deferred revenue and other acquisition-related adjustments to revenue. We also consider the use of non-GAAP earnings per share helpful in assessing the organic performance of the continuing operations of our business. By organic performance we mean performance as if we had owned an acquired business in the same period a year ago. By constant currency organic performance we mean performance excluding the effect of current foreign currency rate fluctuations. By continuing operations we mean the ongoing results of the business excluding certain unplanned costs. While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial statements. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides

© 2017 Nuance Communications, Inc. All rights reserved.

2017 third quarter results	August 8, 2017
Press release

such readers with useful supplemental data that, while not a substitute for GAAP financial statements, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of the business during the three and nine months ended June 30, 2017 and 2016, our management has either included or excluded items in seven general categories, each of which is described below.

Acquisition-Related Revenue and Cost of Revenue.
We provide supplementary non-GAAP financial measures of revenue, which include revenue related to acquisitions, primarily from TouchCommerce, Notable Solutions, mCarbon, and Quantim for the three and nine months ended June 30, 2017 that we would have recognized but for the purchase accounting treatment of these transactions. Non-GAAP revenue also includes revenue that we would have recognized had we not acquired intellectual property and other assets from the same customer. Because GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. These non-GAAP adjustments are intended to reflect the full amount of such revenue. We include non-GAAP revenue and cost of revenue to allow for more complete comparisons to the financial results of historical operations, forward-looking guidance and the financial results of peer companies. We believe these adjustments are useful to management and investors as a measure of the ongoing performance of the business because, although we cannot be certain that customers will renew their contracts, we have historically experienced high renewal rates on maintenance and support agreements and other customer contracts. Additionally, although acquisition-related revenue adjustments are non-recurring with respect to past acquisitions, we generally will incur these adjustments in connection with any future acquisitions.

Acquisition-Related Costs, Net.
In recent years, we have completed a number of acquisitions, which result in operating expenses which would not otherwise have been incurred. We provide supplementary non-GAAP financial measures, which exclude certain transition, integration and other acquisition-related expense items resulting from acquisitions, to allow more accurate comparisons of the financial results to historical operations, forward-looking guidance and the financial results of less acquisitive peer companies. We consider these types of costs and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, we do not consider these acquisition-related costs and adjustments to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of acquisition-related costs, may not be indicative of the size, complexity and/or volume of future acquisitions. By excluding acquisition-related costs and adjustments from our non-GAAP measures, management is better able to evaluate our ability to utilize our existing assets and estimate the long-term value that acquired assets will generate for us. We believe that providing a supplemental non-GAAP measure which excludes these items allows management and investors to consider the ongoing operations of the business both with, and without, such expenses.

These acquisition-related costs fall into the following categories: (i) transition and integration costs; (ii) professional service fees and expenses; and (iii) acquisition-related adjustments. Although these expenses are not recurring with respect to past acquisitions, we expect to incur these expenses in connection with any future acquisitions. These categories are further discussed as follows:

(i) Transition and integration costs. Transition and integration costs include retention payments, transitional employee costs, and earn-out payments treated as compensation expense, as well as the costs of integration-related activities, including services provided by third-parties.
(ii) Professional service fees and expenses. Professional service fees and expenses include financial advisory, legal, accounting and other outside services in connection with acquisition activities, and disputes and regulatory matters related to acquired entities.
(iii) Acquisition-related adjustments. Acquisition-related adjustments include items that are required to be marked to fair value each reporting period, such as contingent consideration, and other items related to acquisitions for which the measurement period has ended, such as gains or losses on settlements of pre-acquisition contingencies.

© 2017 Nuance Communications, Inc. All rights reserved.

2017 third quarter results	August 8, 2017
Press release

Amortization of Acquired Intangible Assets.
We provide supplemental non-GAAP financial measures, which exclude the amortization of acquired intangible assets. Amortization of acquired intangibles assets is inconsistent in amount and frequency and is significantly impacted by the timing and size of acquisitions. Providing a supplemental measure which excludes these charges allows management and investors to evaluate results “as-if” the acquired intangible assets had been developed internally rather than acquired and, therefore, provides a supplemental measure of performance in which our acquired intellectual property is treated in a comparable manner to our internally developed intellectual property. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Future acquisitions may result in the amortization of additional intangible assets.

Costs Associated with IP Collaboration Agreement.
We entered into IP collaboration agreements with a third party to gain access to the third party's extensive speech recognition and natural language and semantic processing technologies. The contracts had terms ranging between five and six years all ending during or before fiscal year 2016. Depending on the agreement, some or all intellectual property derived from these collaborations is jointly owned by the two parties. We had sole rights to commercialize a majority of the developed intellectual property for periods ranging between two to six years, depending on the agreement. These sole-commercialization rights expired in fiscal year 2016. We consider these long-term contracts and the resulting acquisitions of intellectual property from this third-party over the agreements’ terms to be an investing activity occurring outside of our normal, organic, continuing operating activities. We are therefore presenting supplemental non-GAAP financial measures to show the results excluding these expenses. We do not exclude from our non-GAAP results the corresponding revenue, if any, generated from these collaboration efforts. Costs associated with the research and development portion of the agreements have been excluded from research and development expense and costs for the marketing exclusivity period are excluded from sales and marketing expense.

Non-Cash Expenses.
We provide supplementary non-GAAP financial measures relative to the following non-cash expenses: (i) stock-based compensation; and (ii) non-cash interest expense. These items are further discussed as follows:

Stock-based compensation. Stock-based compensation consists primarily of expenses for employee restricted stock and restricted stock unit awards, including awards associated with acquisitions. We evaluate our financial performance both with and without these expenses because they are non-cash, are generally not controllable in the short-term and can vary significantly based on the Company’s stock price, timing, size and nature of awards granted, including the timing and amount of new grants associated with acquisitions. We do not include such expenses in our operating plans. We expect stock-based compensation to continue and may vary significantly in future periods.

Non-cash interest expense. We also exclude non-cash interest expense arising from the accretion of the equity component of our convertible debentures, amortization of deferred debt issuance costs, and accretion of debt discount and debt premium. We evaluate our financial performance both with and without these non-cash interest expenses because the non-cash component often varies significantly from period-to-period based on the timing, term and amount of the debentures. These non-cash expenses will continue in future periods.

Other Expenses.
We provide supplementary non-GAAP financial measures that exclude certain other expenses that arise outside of the ordinary course of continuing operations in order to measure the operating performance of the business both with and without these expenses. By providing this information, we believe management, as well as other users of our financial statements, are better able to understand the financial performance of our continuing operations. Expenses excluded are items such as restructuring and other charges, net, loss on extinguishment of debt, and contributions to the Nuance Foundation which was established to provide grants to educational institutions and other non-profit

© 2017 Nuance Communications, Inc. All rights reserved.

2017 third quarter results	August 8, 2017
Press release

organizations to advance charitable, scientific, literary or educational purposes. Other items such as consulting and professional services fees related to assessing strategic alternatives and our transformation program, implementation of the new revenue recognition standard (ASC 606), expenses associated with the malware incident and remediation thereof, and gains or losses on non-controlling strategic equity interests, are also excluded.

Non-GAAP Income Tax Provision.
Effective Q2 2017, we changed our method of calculating our non-GAAP income tax provision. Under the prior method, we calculated our non-GAAP tax provision using a cash tax method to reflect the estimated amount we expected to pay or receive in taxes related to the period, which is equivalent to our GAAP current tax provision. Under the new method, our non-GAAP income tax provision is determined based on our non-GAAP pre-tax income. The tax effect of each non-GAAP adjustment, if applicable, is computed based on the statutory tax rate of the jurisdiction to which the adjustment relates. Additionally, as our non-GAAP profitability is higher based on the non-GAAP adjustments, we adjust the GAAP tax provision to remove valuation allowances and related effects based on the higher level of reported non-GAAP profitability. We also exclude from our non-GAAP tax provision certain discrete tax items as they occur.

We believe that providing the non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view the financial results in the way management views the operating results. We further believe that providing this information allows investors to not only better understand our financial performance, but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance.

The non-GAAP information included in this press release should not be considered superior to, or a substitute for, financial statements prepared in accordance with GAAP.

Pro Forma Financial Measures.
The pro forma measures estimate our expected results for the third quarter ended June 30, 2017 as if the malware incident had not occurred. These pro forma amounts rely on as reported results through the date of the malware incident and then include our projected performance for the remaining days of the quarter based on our anticipated run rate and management’s best estimate of business operations had the malware incident had not occurred. These pro forma measures are being provided for the purpose of permitting users of our financial statements to understand our estimates of the effects of the malware incident on our continuing operations. These pro forma measures should not be considered as a substitute for our actual GAAP financial statements in assessing the overall health of the business during the three months ended June 30, 2017.

Contact Information

For Investors
Christine Marchuska
Nuance Communications, Inc.
Tel: 781-565-5000
Email: christine.marchuska@nuance.com

For Media
Richard Mack
Nuance Communications, Inc.
Tel: 781-565-5000
Email: richard.mack@nuance.com

© 2017 Nuance Communications, Inc. All rights reserved.

2017 third quarter results	August 8, 2017
Press release

Financial Tables Follow

© 2017 Nuance Communications, Inc. All rights reserved.

2017 third quarter results	August 8, 2017
Press release

Nuance Communications, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
Unaudited

	Three months ended June 30,		Nine months ended June 30,
	2017	2016	2017	2016

Revenues:
Professional services and hosting	$251,488	$242,331	$763,595	$709,662
Product and licensing	154,228	153,015	465,238	490,687
Maintenance and support	80,505	82,505	244,619	242,350
Total revenues	486,221	477,851	1,473,452	1,442,699

Cost of revenues:
Professional services and hosting	169,439	158,412	498,501	466,383
Product and licensing	17,637	20,785	54,805	65,020
Maintenance and support	13,410	13,574	40,248	40,496
Amortization of intangible assets	15,727	15,107	48,487	47,077
Total cost of revenues	216,213	207,878	642,041	618,976

Gross profit	270,008	269,973	831,411	823,723

Operating expenses:
Research and development	66,565	67,761	199,119	205,512
Sales and marketing	97,011	96,012	292,201	289,439
General and administrative	42,329	40,328	123,637	126,769
Amortization of intangible assets	29,160	26,748	84,931	80,229
Acquisition-related costs, net	7,646	4,721	22,051	8,426
Restructuring and other charges, net	13,035	5,717	39,649	20,257
Total operating expenses	255,746	241,287	761,588	730,632

Income from operations	14,262	28,686	69,823	93,091
Other expense, net	(39,489)	(32,661)	(133,292)	(99,165)
Loss before income taxes	(25,227)	(3,975)	(63,469)	(6,074)
Provision for income taxes	2,609	7,846	22,103	24,858
Net loss	$(27,836)	$(11,821)	$(85,572)	$(30,932)

Net loss per share:
Basic	$(0.10)	$(0.04)	$(0.30)	$(0.10)
Diluted	$(0.10)	$(0.04)	$(0.30)	$(0.10)

Weighted average common shares outstanding:
Basic	287,856	279,373	289,269	295,319
Diluted	287,856	279,373	289,269	295,319

© 2017 Nuance Communications, Inc. All rights reserved.

2017 third quarter results	August 8, 2017
Press release

Nuance Communications, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
Unaudited

	June 30, 2017	September 30, 2016

ASSETS
Current assets:
Cash and cash equivalents	$693,594	$481,620
Marketable securities	175,615	98,840
Accounts receivable, net	359,497	380,004
Prepaid expenses and other current assets	90,794	78,126
Total current assets	1,319,500	1,038,590

Marketable securities	31,926	27,632
Land, building and equipment, net	161,826	185,169
Goodwill	3,578,689	3,508,879
Intangible assets, net	708,077	762,220
Other assets	137,475	138,980
Total assets	$5,937,493	$5,661,470

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$371,321	$—
Contingent and deferred acquisition payments	31,561	9,468
Accounts payable and accrued expenses	325,715	332,258
Deferred revenue	374,033	349,173
Total current liabilities	1,102,630	690,899

Long-term portion of debt	2,229,336	2,433,152
Deferred revenue, net of current portion	424,635	386,960
Other liabilities	226,352	219,129
Total liabilities	3,982,953	3,730,140

Stockholders' equity	1,954,540	1,931,330
Total liabilities and stockholders' equity	$5,937,493	$5,661,470

© 2017 Nuance Communications, Inc. All rights reserved.

2017 third quarter results	August 8, 2017
Press release

Nuance Communications, Inc.
Consolidated Statements of Cash Flows
(in thousands)
Unaudited

	Three months ended		Nine months ended
	June 30,		June 30,
	2017	2016	2017	2016

Cash flows from operating activities:
Net loss	$(27,836)	$(11,821)	$(85,572)	$(30,932)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	58,311	57,267	174,955	173,093
Stock-based compensation	42,331	42,447	121,809	122,957
Non-cash interest expense	16,141	12,829	42,912	34,044
Deferred tax provision	1,119	2,742	6,762	6,480
Loss on extinguishment of debt	—	—	18,565	4,851
Other	7,324	146	20,610	12
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	29,563	1,264	28,132	23,374
Prepaid expenses and other assets	(2,236)	4,239	(14,531)	(12,526)
Accounts payable	13,209	22,344	12,209	25,041
Accrued expenses and other liabilities	6,539	11,215	(4,040)	18,549
Deferred revenue	(12,436)	(16,808)	60,552	61,984
Net cash provided by operating activities	132,029	125,864	382,363	426,927
Cash flows from investing activities:
Capital expenditures	(15,246)	(9,188)	(34,033)	(41,423)
Payments for business and asset acquisitions, net of cash acquired	(37,230)	(795)	(110,220)	(28,194)
Purchases of marketable securities and other investments	(38,211)	(3,494)	(192,062)	(36,251)
Proceeds from sales and maturities of marketable securities and other investments	36,786	33,573	106,444	66,254
Net cash (used in) provided by investing activities	(53,901)	20,096	(229,871)	(39,614)
Cash flows from financing activities:
Payments of debt	—	—	(634,055)	(511,844)
Proceeds from issuance of long-term debt, net of issuance costs	(878)	296,103	838,081	959,860
Payments for repurchase of common stock	—	(125,134)	(99,077)	(699,472)
Net payments on other long-term liabilities	(218)	(236)	(424)	(1,320)
Proceeds from issuance of common stock from employee stock plans	84	21	8,682	8,461
Cash used to net share settle employee equity awards	(9,170)	(10,074)	(52,523)	(67,047)
Net cash (used in) provided by financing activities	(10,182)	160,680	60,684	(311,362)
Effects of exchange rate changes on cash and cash equivalents	8	1,725	(1,202)	3,655
Net increase in cash and cash equivalents	67,954	308,365	211,974	79,606
Cash and cash equivalents at beginning of period	625,640	250,690	481,620	479,449
Cash and cash equivalents at end of period	$693,594	$559,055	$693,594	$559,055

© 2017 Nuance Communications, Inc. All rights reserved.

2017 third quarter results	August 8, 2017
Press release

Nuance Communications, Inc.
Supplemental Financial Information - GAAP to Non-GAAP Reconciliations
(in thousands)
Unaudited

	Three months ended		Nine months ended
	June 30,		June 30,
	2017	2016	2017	2016

GAAP revenues	$486,221	$477,851	$1,473,452	$1,442,699
Acquisition-related revenue adjustments: professional services and hosting	3,258	2,315	8,508	7,678
Acquisition-related revenue adjustments: product and licensing	5,941	4,676	19,970	16,385
Acquisition-related revenue adjustments: maintenance and support	204	19	810	383
Non-GAAP revenues	$495,624	$484,861	$1,502,740	$1,467,145

GAAP cost of revenues	$216,213	$207,878	$642,041	$618,976
Cost of revenues from amortization of intangible assets	(15,727)	(15,107)	(48,487)	(47,077)
Cost of revenues adjustments: professional services and hosting (1,2)	(8,385)	(7,562)	(24,875)	(22,701)
Cost of revenues adjustments: product and licensing (1,2)	(104)	(42)	(298)	(286)
Cost of revenues adjustments: maintenance and support (1)	(1,130)	(1,083)	(3,117)	(3,074)
Non-GAAP cost of revenues	$190,867	$184,084	$565,264	$545,838

GAAP gross profit	$270,008	$269,973	$831,411	$823,723
Gross profit adjustments	34,749	30,804	106,065	97,584
Non-GAAP gross profit	$304,757	$300,777	$937,476	$921,307

GAAP income from operations	$14,262	$28,686	$69,823	$93,091
Gross profit adjustments	34,749	30,804	106,065	97,584
Research and development (1)	9,610	9,157	26,498	27,056
Sales and marketing (1)	11,981	13,726	34,968	37,023
General and administrative (1)	11,121	10,327	32,053	31,892
Acquisition-related costs, net	7,646	4,721	22,051	8,426
Amortization of intangible assets	29,160	26,748	84,931	80,229
Restructuring and other charges, net	13,035	5,717	39,649	20,257
Costs associated with IP collaboration agreements	—	—	—	4,000
Other	2,269	2,114	7,980	11,989
Non-GAAP income from operations	$133,833	$132,000	$424,018	$411,547

GAAP loss before income taxes	$(25,227)	$(3,975)	$(63,469)	$(6,074)
Gross profit adjustments	34,749	30,804	106,065	97,584
Research and development (1)	9,610	9,157	26,498	27,056
Sales and marketing (1)	11,981	13,726	34,968	37,023
General and administrative (1)	11,121	10,327	32,053	31,892
Acquisition-related costs, net	7,646	4,721	22,051	8,426
Amortization of intangible assets	29,160	26,748	84,931	80,229
Restructuring and other charges, net	13,035	5,717	39,649	20,257
Non-cash interest expense	16,141	12,829	42,912	34,044
Costs associated with IP collaboration agreements	—	—	—	4,000
Loss on extinguishment of debt	—	—	18,565	4,851
Other	2,269	2,838	7,980	12,963
Non-GAAP income before income taxes	$110,485	$112,892	$352,203	$352,251

© 2017 Nuance Communications, Inc. All rights reserved.

2017 third quarter results	August 8, 2017
Press release

Nuance Communications, Inc.
Supplemental Financial Information - GAAP to Non-GAAP Reconciliations, continued
(in thousands, except per share amounts)
Unaudited

	Three months ended		Nine months ended
	June 30,		June 30,
	2017	2016	2017	2016

GAAP provision for income taxes	$2,609	$7,846	$22,103	$24,858
Adjustment to income tax expense:
Income tax effect of Non-GAAP adjustments	45,759	38,360	139,048	120,044
Removal of valuation allowance and other items	(17,455)	(15,778)	(56,457)	(44,535)
Removal of discrete items	412	(800)	(1,320)	(800)
Non-GAAP provision for income taxes	$31,325	$29,628	$103,374	$99,567

GAAP net loss	$(27,836)	$(11,821)	$(85,572)	$(30,932)
Acquisition-related adjustment - revenues (2)	9,403	7,010	29,288	24,446
Acquisition-related adjustment - cost of revenues (2)	—	(550)	—	(925)
Acquisition-related costs, net	7,646	4,721	22,051	8,426
Cost of revenue from amortization of intangible assets	15,727	15,107	48,487	47,077
Amortization of intangible assets	29,160	26,748	84,931	80,229
Restructuring and other charges, net	13,035	5,717	39,649	20,257
Stock-based compensation (1)	42,331	42,447	121,809	122,957
Non-cash interest expense	16,141	12,829	42,912	34,044
Adjustment to income tax expense	(28,716)	(21,782)	(81,271)	(74,709)
Costs associated with IP collaboration agreements	—	—	—	4,000
Loss on extinguishment of debt	—	—	18,565	4,851
Other	2,270	2,838	7,979	12,963
Non-GAAP net income	$79,161	$83,264	$248,828	$252,684

Non-GAAP diluted net income per share	$0.27	$0.30	$0.85	$0.85

Diluted weighted average common shares outstanding	290,592	281,786	292,107	298,830

© 2017 Nuance Communications, Inc. All rights reserved.

2017 third quarter results	August 8, 2017
Press release

Nuance Communications, Inc.
Supplemental Financial Information - GAAP to Non-GAAP Reconciliations, continued
(in thousands)
Unaudited

	Three months ended June 30,		Nine months ended June 30,
	2017	2016	2017	2016

(1) Stock-based compensation
Cost of professional services and hosting	$8,385	$8,112	$24,875	$23,626
Cost of product and licensing	104	42	298	286
Cost of maintenance and support	1,130	1,083	3,117	3,074
Research and development	9,610	9,157	26,498	27,056
Sales and marketing	11,981	13,726	34,968	37,023
General and administrative	11,121	10,327	32,053	31,892
Total	$42,331	$42,447	$121,809	$122,957

(2) Acquisition-related revenue and cost of revenue
Revenues	$9,403	$7,010	$29,288	$24,445
Cost of professional services and hosting	—	(550)	—	(925)
Total	$9,403	$6,460	$29,288	$23,520

© 2017 Nuance Communications, Inc. All rights reserved.

2017 third quarter results	August 8, 2017
Press release

Nuance Communications, Inc.
Supplemental Financial Information - GAAP, Non-GAAP and Pro Forma Reconciliations, continued
Three Months Ended June 30, 2017
(in thousands, except per share amounts)
Unaudited

	As-Reported	Adjustment	Pro Forma
GAAP revenues (3)	$486,221	$15,389	$501,610
Acquisition-related revenue adjustments: professional services and hosting	3,258	—	3,258
Acquisition-related revenue adjustments: product and licensing	5,941	—	5,941
Acquisition-related revenue adjustments: maintenance and support	204	—	204
Non-GAAP revenues (3)	$495,624	$15,389	$511,013

GAAP cost of revenues (4)	$216,213	$1,641	$217,854
Cost of revenues from amortization of intangible assets	(15,727)	—	(15,727)
Cost of revenues adjustments: professional services and hosting (1,2)	(8,385)	—	(8,385)
Cost of revenues adjustments: product and licensing (1,2)	(104)	—	(104)
Cost of revenues adjustments: maintenance and support (1)	(1,130)	—	(1,130)
Non-GAAP cost of revenues (4)	$190,867	$1,641	$192,508

GAAP gross profit (3,4)	$270,008	$13,748	$283,756
Gross profit adjustments	34,749	—	34,749
Non-GAAP gross profit (3,4)	$304,757	$13,748	$318,505

GAAP income from operations (3,4,5)	$14,262	$17,152	$31,414
Gross profit adjustments	34,749	—	34,749
Research and development (1)	9,610	—	9,610
Sales and marketing (1)	11,981	—	11,981
General and administrative (1,6)	11,121	1,760	12,881
Acquisition-related costs, net	7,646	—	7,646
Amortization of intangible assets	29,160	—	29,160
Restructuring and other charges, net (5)	13,035	(5,164)	7,871
Other	2,269	—	2,269
Non-GAAP income from operations (3,4)	$133,833	$13,748	$147,581

GAAP loss before income taxes (3,4,5,6)	$(25,227)	$17,152	$(8,075)
Gross profit adjustments	34,749	—	34,749
Research and development (1)	9,610	—	9,610
Sales and marketing (1)	11,981	—	11,981
General and administrative (1,6)	11,121	1,760	12,881
Acquisition-related costs, net	7,646	—	7,646
Amortization of intangible assets	29,160	—	29,160
Restructuring and other charges, net (5)	13,035	(5,164)	7,871
Non-cash interest expense	16,141	—	16,141
Other	2,269	—	2,269
Non-GAAP income before income taxes (3,4)	$110,485	$13,748	$124,233

(3) Adjustment represents estimated revenues lost due to the Malware Incident.
(4) Adjustment represents estimated cost of revenues not incurred due to the Malware Incident.
(5) Adjustment represents expenses that would not have been incurred but for the Malware Incident.
(6) Adjustment represents the effect of estimated compensation-related items that would have been incurred but for the Malware Incident.

© 2017 Nuance Communications, Inc. All rights reserved.

2017 third quarter results	August 8, 2017
Press release

Nuance Communications, Inc.
Supplemental Financial Information - GAAP, Non-GAAP and Pro Forma Reconciliations, continued
Three Months Ended June 30, 2017
(in thousands, except per share amounts)
Unaudited

	As-Reported	Adjustment	Pro Forma

GAAP provision for income taxes	$2,609	$—	$2,609
Adjustment to income tax expense:
Income tax effect of Non-GAAP adjustments (7)	45,759	(1,316)	44,443
Removal of valuation allowance and other items (8)	(17,455)	6,629	(10,826)
Removal of discrete items	412	—	412
Non-GAAP provision for income taxes (7,8)	$31,325	$5,313	$36,638

GAAP net loss (3,4,5,6)	$(27,836)	$17,152	$(10,684)
Acquisition-related adjustment - revenues (2)	9,403	—	9,403
Acquisition-related costs, net	7,646	—	7,646
Cost of revenue from amortization of intangible assets	15,727	—	15,727
Amortization of intangible assets	29,160	—	29,160
Restructuring and other charges, net (5)	13,035	(5,164)	7,871
Stock-based compensation (1,6)	42,331	1,760	44,091
Non-cash interest expense	16,141	—	16,141
Adjustment to income tax expense (7,8)	(28,716)	(5,313)	(34,029)
Other	2,270	—	2,270
Non-GAAP net income (3,4,5,6,7,8)	$79,161	$8,435	$87,596

GAAP basic and diluted net loss per share (9)	$(0.10)	$0.06	$(0.04)

Non-GAAP diluted net income per share (10)	$0.27	$0.03	$0.30

GAAP basic and diluted weighted average common shares outstanding	287,856		287,856

Non-GAAP diluted weighted average common shares outstanding	290,592		290,592

(7) Adjustment represents tax effect of other expenses that would not have been incurred but for the Malware Incident.
(8) Adjustment represents tax effect of estimated lost revenues, cost of revenues not incurred and other expenses that would not have been incurred but for the Malware Incident.
(9) Adjustment to GAAP earnings per share represents the effect related to estimated lost revenues, cost of revenues compensation-related items and other expenses that would not have been incurred but for the Malware Incident.

(10) Adjustment to Non-GAAP earnings per share represents the effect related to estimated lost revenues, cost of revenues, and related taxes that would not have been incurred but for the Malware Incident.

© 2017 Nuance Communications, Inc. All rights reserved.

2017 third quarter results	August 8, 2017
Press release

Nuance Communications, Inc.
Supplemental Financial Information - GAAP, Non-GAAP and Pro Forma Reconciliations, continued
Three Months Ended June 30, 2017
(in thousands, except per share amounts)
Unaudited

	As-Reported	Adjustment	Pro Forma

(1) Stock-based compensation
Cost of professional services and hosting	$8,385	$—	$8,385
Cost of product and licensing	104	—	104
Cost of maintenance and support	1,130	—	1,130
Research and development	9,610	—	9,610
Sales and marketing	11,981	—	11,981
General and administrative (6)	11,121	1,760	12,881
Total	$42,331	$1,760	$44,091

(2) Acquisition-related revenue and cost of revenue
Revenues	$9,403	$—	$9,403
Cost of professional services and hosting	—	—	—
Total	$9,403	$—	$9,403

© 2017 Nuance Communications, Inc. All rights reserved.

2017 third quarter results	August 8, 2017
Press release

Nuance Communications, Inc.
Supplemental Financial Information – GAAP to Non-GAAP Reconciliations, continued
(in millions)
Unaudited

Hosting Revenues	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3
	2016	2016	2016	2016	2016	2017	2017	2017
GAAP Revenues	$177.4	$184.6	$181.1	$187.0	$730.2	$193.3	$202.2	$189.4
Adjustment	2.3	2.5	2.0	2.3	9.1	2.3	2.7	3.1
Non-GAAP Revenues	$179.7	$187.1	$183.2	$189.3	$739.2	$195.6	$204.8	$192.5

Maintenance and Support Revenues	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3
	2016	2016	2016	2016	2016	2017	2017	2017
GAAP Revenues	$79.9	$79.9	$82.5	$82.0	$324.3	$82.5	$81.6	$80.5
Adjustment	0.2	0.1	0.0	0.0	0.4	0.2	0.4	0.2
Non-GAAP Revenues	$80.2	$80.0	$82.5	$82.0	$324.7	$82.7	$82.0	$80.7

Perpetual Product and Licensing Revenues	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3
	2016	2016	2016	2016	2016	2017	2017	2017
GAAP Revenues	$115.2	$88.0	$80.9	$99.5	$383.6	$78.7	$76.5	$73.5
Adjustment	2.0	2.2	1.4	1.0	6.6	0.7	0.5	0.9
Non-GAAP Revenues	$117.2	$90.2	$82.3	$100.5	$390.2	$79.3	$77.0	$74.4

Recurring Product and Licensing Revenues	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3
	2016	2016	2016	2016	2016	2017	2017	2017
GAAP Revenues	$63.9	$70.6	$72.1	$79.1	$285.6	$73.1	$82.8	$80.8
Adjustment	4.0	3.5	3.3	2.7	13.5	5.1	7.8	5.0
Non-GAAP Revenues	$67.9	$74.1	$75.3	$81.7	$299.1	$78.2	$90.6	$85.8

Professional Services Revenues	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3
	2016	2016	2016	2016	2016	2017	2017	2017
GAAP Revenues	$49.7	$55.6	$61.2	$58.7	$225.2	$60.1	$56.5	$62.1
Adjustment	0.3	0.4	0.3	0.2	1.1	0.2	0.1	0.1
Non-GAAP Revenues	$50.0	$55.9	$61.5	$58.9	$226.3	$60.3	$56.7	$62.2

Total Recurring Revenues	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3
	2016	2016	2016	2016	2016	2017	2017	2017
GAAP Revenues	$326.1	$339.6	$339.7	$352.1	$1,357.4	$353.0	$370.2	$354.5
Adjustment	6.4	6.2	5.3	5.0	22.9	7.5	11.4	8.7
Non-GAAP Revenues	$332.5	$345.8	$345.0	$357.1	$1,380.3	$360.5	$381.7	$363.2

Schedules may not add due to rounding.

© 2017 Nuance Communications, Inc. All rights reserved.